UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2017, the Company issued 244,340 shares of free-trading Common Stock of PHI Group, Inc. to EMA Financial, LLC, holder of a Convertible Promissory Note dated 7/20/2016 of the Company, for the conversion of a total of $7,867.78, consisting of $4,800 principal of the Note and $3,067.78 accrued and unpaid interest and related fees thereto, at the conversion price of $0.0322 per share. The principal amount of the Note after this conversion was $0.00.

On April 6, 2017, the Company issued 750,000 shares of free-trading Common Stock of PHI Group, Inc. to Auctus Fund LLC, holder of a Convertible Promissory Note dated 8/16/2016 of the Company, for the conversion of $24,150.00, consisting of $20,651.71 principal amount of the Note and $3,498.29 of accrued and unpaid interest thereto, at the conversion price of $0.0322 per share. The principal amount of the Note after this conversion was $36,098.29.

As of April 10, 2017 there are 15,838,595 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2017

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO